Exhibit 10.2

PROMISSORY NOTE
$17,600,000.00
June 11, 2019
FOR VALUE RECEIVED, the undersigned, RPT ELSTON PLAZA, LLC, a Delaware limited liability company ("Maker"), promises to pay to the order of STATE FARM LIFE INSURANCE COMPANY, an Illinois corporation, its successors or assigns ("State Farm"), the principal sum of Seventeen Million Six Hundred Thousand Dollars ($17,600,000.00) ("Principal"), together with interest on the unpaid Principal balance outstanding from the date of disbursement until paid at the rate of three and eighty-nine hundredths percent (3.89%) per annum (the "Note Rate"). Interest shall be computed on the basis of a three hundred sixty (360) day year having twelve, thirty-day months.
I.Payments.
A.    On the date of disbursement, Maker shall pay interest only to State Farm for the period from (and including) the date of disbursement to (and including) June 30, 2019. On August 1, 2019 and on the first day of each succeeding month thereafter (each a "Regular Payment Date"), to and including July 1, 2021, Maker shall make monthly payments of accrued interest only to State Farm in fixed installments of Fifty Seven Thousand Fifty Three and 33/100 Dollars ($57,053.33) each (each a "Monthly Interest Payment"). On August 1, 2021 and on each Regular Payment Date thereafter to and including June 1, 2026, Maker shall pay Principal and interest to State Farm in fixed monthly installments of Eighty Two Thousand Nine Hundred Twelve and 81/100 Dollars ($82,912.81) each (a "Monthly Principal and Interest Payment", and hereafter, "Monthly Payment" means, as applicable, the Monthly Interest Payment or the Monthly Principal and Interest Payment that is payable by Maker pursuant to this Note). Maker shall pay to State Farm a final payment of all outstanding Principal and accrued and unpaid interest thereon on July 1, 2026 (the "Maturity Date").
B.    All required payments are to be made to State Farm at One State Farm Plaza, Bloomington, Illinois 61710-0001, Attention: Investment Accounting, D-3, or at any other place State Farm shall designate in writing.
C.    All Indebtedness (as defined in the Mortgage) is payable in lawful money of the United States of America that is legal tender for public and private debts.
Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Mortgage.
II.    Events of Default.
A.    It shall constitute an event of default (an "Event of Default") of and under this Promissory Note (this "Note") if any of the following events shall occur:
1.    Maker shall fail to pay any Monthly Payment when due under this Note. However, Monthly Payments received by State Farm within ten (10) days of the Regular Payment Date shall be considered made as required. In the event the Monthly Payment and the Late Charge (as defined below) are not received by State Farm on or before the end of the calendar month in which

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such Monthly Payment is due, the Default Rate (as defined below) shall apply from the first day of the month in which such Monthly Payment was due;
2.    Maker shall fail to perform or observe any of the other covenants, agreements or conditions of this Note and such failure shall remain uncured for thirty (30) days (the "Grace Period") after notice to Maker of the occurrence of such failure; provided, however, that State Farm may, at its option, extend any applicable Grace Period up to ninety (90) days if State Farm determines in good faith that: (i) such default cannot reasonably be cured within such Grace Period but can be cured within ninety (90) days; (ii) no lien or security interest created by the Loan Documents shall be impaired prior to the anticipated completion of such cure; and (iii) State Farm’s immediate exercise of any remedies provided in the Loan Documents or by law is not necessary for the protection or preservation of the Secured Property or State Farm’s security interest therein or lien thereon, and Maker shall immediately commence and diligently pursue the cure of such default; or
3.    An "Event of Default" (as defined in any of the Loan Documents) shall occur under any of the other Loan Documents.
B.    If any Monthly Payment payable under this Note is not paid on or before the tenth (10th) day after the applicable Regular Payment Date, Maker shall pay to State Farm an amount equal to the lesser of five percent (5%) of such unpaid Monthly Payment or the maximum amount permitted by Applicable Law (as defined below) to defray the expenses incurred by State Farm in handling and processing the delinquent payment and to compensate State Farm for the loss of use of the delinquent payment (the "Late Charge"). For the avoidance of doubt, no Late Charge shall be applicable to the payment due on the Maturity Date.
C.    While any Event of Default exists, the Note Rate shall be increased to the lesser of eight and eighty-nine hundredths percent (8.89%) per annum or the maximum amount permitted by Applicable Law (the "Default Rate"). The Default Rate shall accrue from the date of the first occurrence of the Event of Default to the date upon which the Event of Default is cured. It is a condition precedent to the cure of any Event of Default that Maker shall pay all Principal and accrued interest required under this Note to the most current Regular Payment Date, plus the difference between the interest on the unpaid Principal balance calculated at the Default Rate and the interest on the unpaid Principal balance calculated at the Note Rate from the date of the first occurrence of the Event of Default to the date upon which the Event of Default is cured.
D.    Prior to an Event of Default, payments received by State Farm shall be applied first to interest and the remainder to Principal. After an Event of Default, State Farm may, at its option, apply any payments or other amounts received first to any Late Charges, then to the payment of State Farm’s expenses incurred in accordance with the provisions of the Loan Documents, then to interest, and the remainder to Principal.
E.    Upon an Event of Default, State Farm may, at its option and without further notice, declare the Indebtedness, including the entire Principal balance, together with all accrued and unpaid interest thereon, to be immediately due and payable. Failure to exercise this option for a particular Event of Default shall not constitute a waiver of the right to exercise same in case of any subsequent Event of Default.

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III.    Security.
This Note is secured by, among other Loan Documents (i) a Mortgage and Security Agreement executed by Maker to and in favor of State Farm of even date with this Note (the "Mortgage") which encumbers and constitutes a lien upon and security interest in certain real property and fixtures located in Cook County, in the State of Illinois (the "State") and certain other property, rights and interests, all as more fully described in the Mortgage (the "Secured Property"); and (ii) an Assignment of Rents and Leases executed by Maker to and in favor of State Farm of even date herewith (the "Assignment of Rents and Leases") in which Rents (as defined therein) and the Leases (as defined therein) are absolutely and unconditionally assigned by Maker to State Farm.
IV.    Prepayment.
A.    This Note shall be closed to prepayment through and including the later to occur of (i) July 1, 2021; or (ii) the date on which twenty four (24) Monthly Payments have been paid to State Farm. Only thereafter, provided Maker first gives State Farm written notice at least thirty (30) days but no more than sixty (60) days before the date selected by Maker for prepayment (which notice may be revoked by Maker) (the “Prepayment Date”), Maker may prepay the entire outstanding Principal on said Prepayment Date, provided that (i) all other amounts outstanding under the Loan Documents are also paid, and (ii) the amount prepaid is accompanied by a fee (the “Prepayment Fee”) calculated as follows:
1.    If on such Prepayment Date after at least twenty four (24) Monthly Payments have been paid to state Farm but less than forty nine (49) Monthly Payments have been paid to State Farm, the Prepayment Fee shall be equal to the greater of the following:
(a)    An amount equal to one percent (1%) of the entire Principal amount to be prepaid, or
(b)    If at the time of prepayment, the Reinvestment Yield (as defined below) is less than the Note Rate, the Prepayment Fee shall be calculated by:
(i)    Using the Reinvestment Yield corresponding to the payment frequency of this Note, adding the present values of: (i) the scheduled Monthly Payments remaining until the Maturity Date; plus (ii) the final Principal and accrued interest payment that would be due on the Maturity Date; and
(ii)    From the sum so obtained, subtracting the outstanding Principal balance of this Note as of the Prepayment Date. The remainder shall be the Prepayment Fee (if such amount is greater than the amount determined by subsection (a) above).
2.    If on such Prepayment Date at least forty eight (48) Monthly Payments have been paid to State Farm but less than sixty one (61) Monthly Payments have been paid to State Farm, the Prepayment Fee shall be equal to one percent (1%) of the Principal amount to be prepaid.
As used herein, "Reinvestment Yield" means the yield, plus fifty (50) basis points, on United States Treasury Securities having the closest maturity (month and year) to the Maturity Date. Should more

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than one United States Treasury Security be quoted as maturing on the Maturity Date, then the yield of the United States Treasury Security quoted closest to par will be used in the calculation.
The Prepayment Fee shall be calculated two (2) business days before the Prepayment Date. Failure to prepay on the Prepayment Date shall be considered a waiver by Maker of the present right to prepay.
B.    If State Farm declares the entire Indebtedness to be immediately due and payable, Maker agrees that the Prepayment Fee, calculated as if the Prepayment Date were the date of acceleration, shall apply. No Prepayment Fee will be charged in the event the Loan is prepaid in whole or in part by the application of insurance or condemnation proceeds as required by the Loan Documents.
C.    No Prepayment Fee shall be payable on or after the later of: (i) the date sixty (60) Monthly Payments have been paid to State Farm; and (ii) July 1, 2024.
V.    Limitation of Liability.
In consideration of the security provided by Maker to State Farm for repayment of the Indebtedness, including, without limitation, the liens on and security interests in the Secured Property granted pursuant to the Mortgage and the absolute and unconditional assignment of the Rents and Leases made pursuant to the Assignment of Rents and Leases, upon the occurrence of an Event of Default under the Mortgage or under any of the other Loan Documents, State Farm agrees that it shall not, except as otherwise set forth in this Section, seek to enforce, nor shall State Farm be entitled to enforce, any deficiency or monetary judgment against Maker, any partner of Maker, any member of Maker, any shareholder of Maker or any beneficiary of Maker (individually, an "Exculpated Party", and collectively, the "Exculpated Parties"), personally, and shall not levy or execute judgment upon any property of the Exculpated Parties, other than the Secured Property; it being expressly agreed, acknowledged and understood, however, that the foregoing limitation of the liability of an Exculpated Party shall not apply to the extent that such Exculpated Party is, pursuant to the further terms hereof, liable for any Losses (as defined below) and nothing contained herein shall in any manner or way release, affect or impair:
(a)    The existence of the Indebtedness and Obligations created in and evidenced by the Loan Documents;
(b)    The enforceability of the liens, security interests and assignments created in and granted by the Loan Documents against the Secured Property;
(c)    The enforceability of the Environmental Indemnity and any guaranty given to State Farm;
(d)    The right of State Farm to recover from Maker all Indebtedness, including Principal, interest and other amounts outstanding under the Loan Documents, following (i) a Transfer of all or any portion of the Secured Property or a Transfer of fifty percent (50%) or more of the interests in the entity (or entities) comprising Maker, each without the prior written consent of State Farm or in violation of Section 3.11 of the Mortgage; and/or (ii) the occurrence of any of the bankruptcy-related Events of Default under Sections 4.1(i)(c), 4.1(j), 4.1(k) (solely with respect to authorizing the action set forth in Section 4.1(c) or 4.1(j) of the Mortgage; or

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(e)    The right of State Farm to recover from Maker and any guarantors (Maker and any guarantors are sometimes hereinafter individually called a "Liable Party" and collectively called the "Liable Parties"), who shall be jointly and severally liable for all Losses incurred by State Farm (whether directly or indirectly) arising from or related to the following:
(i)    The failure to apply any Rents received by any of the Exculpated Parties or Liable Parties at any time after an Event of Default (all such Rents received during such period being herein called "Recoverable Rents") to (A) the payment of any amount due under the Loan Documents, including, without limitation, the Indebtedness; (B) the payment of all operating expenses of the Secured Property; or (C) the performance of any Obligations required under the Loan Documents; provided, however, the Liable Parties shall not be liable to State Farm under this subsection (i) for any Recoverable Rents in excess of the Recoverable Rents required to be applied to the payment of the amounts and the performance of the obligations set forth in (A), (B) and (C) above;
(ii)    The misapplication or misappropriation of any tenant security deposits, advance or prepaid Rents, cancellation or termination fees or other similar sums paid to or held by Maker, any affiliate of Maker or any other Person (other than State Farm) in connection with the operation of the Secured Property in violation of the Loan Documents or any Leases affecting the Secured Property;
(iii)    The willful or wanton act or omission on the part of any of the Exculpated Parties or Liable Parties resulting in the damage to or destruction of all or any portion of the Secured Property, including, without limitation, waste or any act of arson or malicious destruction by any of the Exculpated Parties or Liable Parties;
(iv)    The failure to maintain insurance as required by the Loan Documents or any Leases affecting the Secured Property or the failure to timely pay insurance premiums, real estate taxes, regular or special assessments or utility charges affecting the Secured Property;
(v)    The failure of the Exculpated Parties or Liable Parties to deliver to State Farm any Proceeds received by any of them relating to the Secured Property, or to use such Proceeds for Restoration of the Secured Property in accordance with the terms of the Loan Documents;
(vi)    Any fraud or willful misrepresentation of a material fact by any of the Exculpated Parties or Liable Parties in any document executed or presented to State Farm in connection with the Loan;
(vii)    The failure on the part of any of the Exculpated Parties or Liable Parties to comply with the provisions of the Environmental Indemnity. Notwithstanding anything contained herein to the contrary, the indemnification obligations under this subsection (vii) shall not apply to any costs incurred by or imposed upon State Farm which arise solely as a consequence of a condition coming into existence on the Secured Property subsequent to the time of both State Farm taking title to the Secured Property by foreclosure or deed in lieu of foreclosure and State Farm taking physical possession of the Secured Property, unless such costs are incurred in connection with an event or events related to a condition existing at the Secured Property prior to or at the time of transfer of title and physical possession of the Secured Property to State Farm; provided, however, Maker shall bear

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the burden of proof that such event or events: (A) occurred subsequent to the transfer of title and physical possession to State Farm; and (B) did not occur as a result of any action of any of the Exculpated Parties or Liable Parties.
As used herein, "Losses" means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, costs, fines, penalties, charges, fees, expenses (including, without limitation, reasonable legal fees and expenses and other costs of defense and internal administrative fees assessed by State Farm), judgments, awards or amounts paid in settlement of whatever kind or nature.
VI.    Non-Usurious Loan.
A.    It is the intention of Maker and State Farm that this Note and all other Loan Documents shall comply with any Applicable Law. To that end, the parties stipulate and agree that none of the terms and provisions of this Note or the Loan Documents shall ever be construed to create a contract that violates any Applicable Law or exceeds the limits imposed or provided by law for the use or detention of money or for forbearance in seeking its collection.
B.    In the event that interest paid or received under this Note or the other Loan Documents shall result, because of any reduction of Principal or any other reason, in an effective rate of interest which for any period is in excess of applicable usury limits, such excess interest for the period in question shall, at State Farm’s option, be refunded to Maker or be applied upon the outstanding Principal without a Prepayment Fee.
C.    As used herein, "Applicable Law" means any federal or state statute or other law, including, but not limited to, the applicable usury laws of the State or the United States (whichever allows the greater rate of interest), as such Applicable Law now exists, is amended or is enacted during the term of this Note.
D. Maker represents and agrees that the Indebtedness evidenced by this Note constitutes a commercial business loan and Maker owns and operates a “business” which comes within the purview of: 815 ILCS 205/4, as amended.
VII.    State Farm’s Attorneys’ Fees.
Should the Indebtedness evidenced by this Note or any part thereof be: (i) collected at law or in equity or through any legal, bankruptcy, receivership, probate or other court proceedings; (ii) placed in the hands of attorneys for collection after the occurrence of an Event of Default; or (iii) the subject of any court proceeding involving the lien of the Mortgage or its priority, Maker shall pay to State Farm, in addition to the Principal and interest due and payable hereunder and all other Indebtedness due pursuant to the terms of the Loan Documents, reasonable attorneys’ and paralegals’ fees and collection costs, including those incurred by State Farm on any appeal.

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VIII.    Maker’s Waivers.
Maker (on behalf of itself and every person or entity at any time liable for the payment of the Indebtedness) hereby waives presentment for payment, demand and notice of demand, dishonor and notice of dishonor, protest and notice of protest, nonpayment and notice of nonpayment of this Note, and all other notices and demands, including without limitation, notice of intention to accelerate the maturity of this Note, notice of acceleration of the maturity of this Note, diligence in collection and the bringing of suit against any other party, and hereby further agrees to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, whether before or after maturity.
IX.    Payment of Taxes and Fees.
Maker agrees to pay all costs, expenses, fees and taxes on or with respect to the execution, delivery, recordation, existence or possession of this Note, the Mortgage and other Loan Documents, including, without limitation, all recording fees and any documentary stamp tax or intangible personal property tax now or hereafter required by Applicable Law to be affixed or paid with respect to this Note, the Mortgage or the other Loan Documents.
X.    Waiver of Trial by Jury.
Maker hereby waives, to the fullest extent permitted by Applicable Law, the right to trial by jury in any action, proceeding or counterclaim filed by any party, whether in contract, tort or otherwise relating directly or indirectly to this Note or any acts or omissions of Maker in connection therewith or contemplated thereby.
XI.    Releases.
State Farm may, without notice, and without regard to the consideration, if any, given or paid therefor, release or substitute any part of the Secured Property given as security for the repayment of the Indebtedness without releasing any other property given as security for the Indebtedness, or may release any party liable for the payment of the Indebtedness without releasing any other party liable for the Indebtedness, or may agree with any party liable for the Indebtedness to extend the time for payment of any part or all of the Indebtedness without releasing any party liable for the Indebtedness. Any failure of State Farm to exercise any right granted herein, in the Mortgage or the other Loan Documents shall not constitute a waiver of such right or preclude the subsequent exercise thereof.
XII.    Governing Law.
This Note and the rights, duties, obligations and liabilities of the parties hereunder and/or arising from or relating in any way to the Indebtedness or the Loan shall be governed by and construed for all purposes under the law of the State.
[Signature on following page]

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IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first above written.
MAKER:
RPT ELSTON PLAZA, LLC,
a Delaware limited liability company

By:   /s/ Kristin Strange
Name: Kristin Strange
Its:    Authorized Signatory

By:   /s/ Anne-Marie Vandenberg
Name: Anne-Marie Vandenberg
Its:    Authorized Signatory
Maker's Address:

RPT ELSTON PLAZA, LLC
c/o Deutsche Asset & Wealth Management
222 S. Riverside Plaza, Floor 34
Chicago, IL 60606
Attn: Anne-Marie Vandenberg

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